Exhibit 99.1

Cornerstone OnDemand Announces Fourth Quarter and Fiscal Year 2012 Financial Results

•	Record quarterly revenue of $36.4 million, up 63% year-over-year

•	Record quarterly non-GAAP revenue of $36.7 million, up 64% year-over-year[1]

•	Record full year revenue of $117.9 million, up 56% year-over-year[2]

•	Record full year non-GAAP revenue of $119.4 million, up 58% year-over-year[1,2]

•	Record annual bookings of $154.3 million, up 58% year-over-year[1]

•	Record net cash provided by operating activities of $10.3 million, up from $1.8 million in 2011

•	Record full year non-GAAP gross margin of 73.2%[1]

•	Ended the year with over 1,200 clients and over 10.5 million users[3]

SANTA MONICA, Calif. — February 12, 2013 — Learning and talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its fourth quarter and fiscal year ended December 31, 2012.

“Through all of the consolidation that took place during 2012, our business continued to excel, and Cornerstone OnDemand is today the clear independent SaaS leader in learning and talent management,” said Adam Miller, the Company’s President and CEO. “We are extremely proud of what our team was able to accomplish this past year. Our persistent drive to innovate has provided our clients with a best-of-breed, end-to-end talent management solution. With a truly global market opportunity, and our relentless focus on client success, we look forward to continued growth in the future.”

Revenue for the fourth quarter of 2012 was $36.4 million, representing a 63% increase compared to the same period in 2011. Non-GAAP revenue for the fourth quarter of 2012 was $36.7 million, representing a 64% increase compared to the same period in 2011.1 Revenue for the full fiscal year 2012 was $117.9 million, representing a 56% increase compared to gross revenue for the full fiscal year 2011.2 Non-GAAP revenue for the full fiscal year 2012 was $119.4 million, representing a 58% increase compared to the full fiscal year 2011.1

Bookings, which the Company defines as gross revenue plus the change in deferred revenue for the period, were $56.1 million for the fourth quarter of 2012, representing a 46% increase compared to the same period in 2011. 1 Bookings for the full fiscal year 2012 were $154.3 million, representing a 58% increase compared to the full fiscal year 2011.1 Deferred revenue at December 31, 2012 was $92.3 million, representing a 65% increase compared to the balance at December 31, 2011.

Gross profit for the fourth quarter of 2012 was $25.7 million, representing a 61% year-over-year increase compared to the same period in 2011.

Gross profit for the full fiscal year 2012 was $83.3 million, representing a 54% increase compared to gross profit for the full fiscal year 2011, based on gross revenue.2 Gross margin for the full fiscal year 2012 was 70.7%. On a non-GAAP basis, gross margin for the full fiscal year 2012 was 73.2%.1

The Company’s net loss for the fourth quarter of 2012 was $7.4 million, or $0.15 net loss per share. Non-GAAP net loss for the fourth quarter of 2012 was $2.9 million, or $0.06 net loss per share. Net loss for the full fiscal year 2012 was $31.4 million, or $0.63 net loss per share. Non-GAAP net loss for the full fiscal year 2012 was $16.0 million, or $0.32 net loss per share. Non-GAAP net loss is based on non-GAAP revenue and excludes, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, acquisition costs, amortization of debt discount and issuance costs, early debt retirement expense, change in the fair value of preferred stock warrant liabilities, adjustments to taxes related to acquisition adjustments, and accretion related to preferred stock.1

During the fourth quarter of 2012, net cash provided by operating activities was $14.1 million as compared to $4.9 million in the same period in 2011. For the full fiscal year 2012, net cash provided by operating activities was $10.3 million as compared to $1.8 million for the full fiscal year 2011. At December 31, 2012, the Company’s total cash and cash equivalents were $76.4 million and accounts receivable were $47.5 million, yielding a total of approximately $124.0 million.

The Company ended the quarter with over 1,200 clients and over 10.5 million users, representing 53% and 41% year-over-year growth of the Company’s client base and users, respectively.3

[1]

Non-GAAP revenue, bookings, non-GAAP net cash provided by operating activities, non-GAAP net loss, non-GAAP net loss per share, non-GAAP gross profit, and non-GAAP gross margin are non-GAAP financial measures. Please see the discussion in the section “Non-GAAP Financial Measures” and the reconciliations at the end of this release. Due to purchase accounting rules applicable to the acquisition of Sonar Limited we completed during the second quarter of 2012, the Company recorded an adjustment of $1.6 million to reduce to fair value the balance of deferred revenue attributable to contracts assumed from Sonar Limited. This fair value adjustment has the impact of reducing the amount of revenue attributable to contracts assumed from Sonar Limited by $0.3 million for the quarter ended December 31, 2012 and $1.4 million for the full fiscal year 2012. Our non-GAAP revenue calculation adds back these fair value adjustments.
[2]

Comparative year-over-year changes of revenue or gross profit uses gross revenue for the full fiscal year 2011. Gross revenue for the full fiscal year 2011 excludes the impact of a non-cash reduction of revenue related to a common stock warrant issued to ADP of $2.5 million. Net revenue and net loss for the full fiscal year 2011 was impacted by this non-cash reduction of revenue.

[3]	Includes contracted clients and active users of any combination of our cloud-based solutions, excluding Cornerstone Small Business Solution, or “CSB”.

Quarterly Conference Call

Cornerstone OnDemand will host a conference call to discuss its fourth quarter and fiscal year 2012 results at 2:00 p.m. PST (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the company’s Investor Relations Web site at http://investors.cornerstoneondemand.com/events.cfm. The live call can be accessed by dialing (888) 357-3694 (U.S.) or (973) 890-8276 (outside the U.S.) and referencing passcode: 92587407. A replay of the call will also be available at http://investors.cornerstoneondemand.com/events.cfm or via telephone until 11:59 p.m. PST on February 16, 2013 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 92587407.

About Cornerstone OnDemand

Cornerstone OnDemand, Inc. is a leading global provider of comprehensive learning and talent management solutions. We enable organizations to meet the challenges they face in empowering their people and maximizing the productivity of their human capital. Our integrated software-as-a-service (SaaS) solution consists of the Cornerstone Recruiting Cloud, the Cornerstone Performance Cloud, the Cornerstone Learning Cloud and the Cornerstone Extended Enterprise Cloud. Our clients use our solution to source and recruit top talent, develop employees throughout their careers, engage employees effectively, improve business execution, cultivate future leaders, and integrate with their external networks of customers, vendors and distributors. We currently empower more than 10.5 million users across 189 countries and in 38 languages. www.csod.com

Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.

Forward-looking Statements

This release contains forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, market growth, the demand for and benefits from the use of Cornerstone OnDemand’s solutions, and general business conditions. Any forward-looking statements contained in this press release are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees; increased demands on our infrastructure and costs associated with operating as a public company; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the SEC, including its Form 10-Q filed with the SEC on November 14, 2012.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, Cornerstone OnDemand has provided in this release certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as gross revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) bookings, which are defined as gross revenue plus the change in deferred revenue for the period, (iii) non-GAAP net cash provided by operating activities, which excludes acquisition and acquisition-related costs and employer-related taxes from stock-based compensation, (iv) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, acquisition costs, adjustments to taxes related to acquisition adjustments, amortization of debt discount and issuance costs, early debt retirement expense, change in the fair value of preferred stock warrant liabilities, and accretion related to preferred stock, and (v) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and amortization of certain intangible assets reflected in cost of revenue.

Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release.

Cornerstone OnDemand, Inc.

CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$76,442	$85,409
Accounts receivable, net	47,528	34,110
Deferred commissions	9,354	3,537
Prepaid expenses and other current assets, net	8,249	3,789

Total current assets	141,573	126,845
Capitalized software development, net	7,007	4,106
Property and equipment, net	7,947	3,663
Intangible assets, net	6,887	609
Goodwill	8,193	—
Other assets, net	227	139

Total Assets	$171,834	$135,362

Liabilities and Stockholders’ Equity
Liabilities
Accounts payable	$4,849	$3,834
Accrued expenses	14,986	8,039
Deferred revenue, current portion	87,759	52,338
Capital lease obligations, current portion	1,643	1,617
Debt, current portion	916	265
Other liabilities	3,885	996

Total current liabilities	114,038	67,089
Other liabilities, non-current	3,592	806
Deferred revenue, net of current portion	4,493	3,542
Capital lease obligations, net of current portion	1,227	1,056
Long-term debt, net of current portion	1,836	409

Total liabilities	125,186	72,902
Stockholders’ Equity
Common stock	5	5
Additional paid-in capital	242,767	226,916
Accumulated deficit	(196,041)	(164,651)
Accumulated other comprehensive (loss) income	(83)	190

Total stockholders’ equity	46,648	62,460

Total Liabilities and Stockholders’ Equity	$171,834	$135,362

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Gross revenue	$36,426	$22,386	$117,914	$75,522
Common stock warrant charge [1]	—	—	—	(2,500)

Net revenue	36,426	22,386	117,914	73,022
Cost of revenue [2,3]	10,722	6,382	34,591	21,285

Gross profit	25,704	16,004	83,323	51,737
Operating expenses:
Sales and marketing [2]	21,280	13,529	73,563	45,773
Research and development [2]	4,261	2,541	14,886	10,149
General and administrative [2]	7,566	4,545	25,912	15,122
Amortization of certain acquired intangible assets	251	—	739	—

Total operating expenses	33,358	20,615	115,100	71,044

Loss from operations	(7,654)	(4,611)	(31,777)	(19,307)
Other income (expense):
Interest income	—	5	—	20
Interest expense	(84)	(105)	(442)	(902)
Change in fair value of preferred stock warrant liabilities	—	—	—	(42,559)
Withdrawn secondary offering expense	—	—	—	(555)
Other, net	82	(196)	40	(416)

Other income (expense), net	(2)	(296)	(402)	(44,412)

Loss before income tax benefit (provision) for income taxes	(7,656)	(4,907)	(32,179)	(63,719)
Income tax benefit (provision)	239	(49)	789	(181)

Net loss	(7,417)	(4,956)	(31,390)	(63,900)
Accretion of redeemable preferred stock	—	—	—	(5,208)

Net loss attributable to common stockholders	$(7,417)	$(4,956)	$(31,390)	$(69,108)

Net loss per share attributable to common stockholders, basic and diluted	$(0.15)	$(0.10)	$(0.63)	$(1.74)

Weighted-average common shares outstanding, basic and diluted	50,486	48,597	49,929	39,824

[1]	During the second quarter of 2011, we recorded a $2.5 million reduction of revenue associated with a common stock warrant to ADP.
[2]	Includes stock-based compensation and employer- related taxes as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Cost of revenue	$356	$421	$1,669	$597
Sales and marketing	1,800	597	4,101	1,422
Research and development	354	152	982	765
General and administrative	1,494	702	5,652	2,047

Total	$4,004	$1,872	$12,404	$4,831

[3]	Cost of revenue includes amortization of intangible assets as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Cost of revenue	$305	$32	$964	$128

Cornerstone OnDemand, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2012	2011	2012	2011
Cash flows from operating activities:
Net loss	$(7,417)	$(4,956)	$(31,390)	$(63,900)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	2,098	1,019	7,037	3,714
Non-cash interest expense	37	61	143	579
Change in fair value of preferred stock warrant liabilities	—	—	—	42,559
Charges related to the issuance of common stock warrant	—	—	—	2,500
Unrealized foreign exchange (gain) loss	(145)	202	(182)	460
Stock-based compensation expense	3,909	1,543	12,206	4,502
Deferred income taxes	(398)	—	(1,050)	—
Withdrawn secondary offering expense	—	—	—	555
Non-cash charitable contribution of common stock	—	—	—	193
Changes in operating assets and liabilities, net of effects from acquisition:
Accounts receivable	(2,196)	(11,111)	(12,254)	(13,308)
Deferred commissions	(5,119)	(728)	(5,691)	(1,274)
Prepaid expenses and other assets	(780)	(272)	(4,188)	(1,804)
Accounts payable	(1,466)	566	190	915
Accrued expenses	5,201	1,535	6,325	3,314
Deferred revenue	19,584	16,076	35,327	22,161
Other liabilities	780	937	3,822	666

Net cash provided by operating activities	14,088	4,872	10,295	1,832

Cash flows from investing activities:
Purchases of property and equipment	(1,776)	—	(2,123)	(784)
Capitalized software costs	(1,368)	(741)	(5,030)	(3,022)
Purchase of available-for-sale securities	—	—	—	(34,079)
Proceeds from maturities of available-for-sale securities	—	17,000	—	34,000
Cash paid for acquisition, net of cash acquired	—	—	(12,428)	—

Net cash (used in) provided by investing activities	(3,144)	16,259	(19,581)	(3,885)

Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	—	—	—	90,539
Proceeds from issuance of preferred stock upon warrant exercises	—	—	—	3,163
Proceeds from issuance of debt	1,043	—	1,043	669
Payments of initial public offering costs	—	—	—	(3,436)
Payments of withdrawn secondary offering costs	—	—	—	(555)
Repayment of debt	(260)	(56)	(1,510)	(9,207)
Principal payments under capital lease obligations	(523)	(818)	(1,919)	(1,977)
Payments of withholding tax on net exercise of stock-based awards	—	—	—	(48)
Proceeds from stock option and warrant exercises	714	876	2,697	1,491

Net cash provided by financing activities	974	2	311	80,639

Effect of exchange rate changes on cash and cash equivalents	32	(99)	8	(244)

Net increase (decrease) in cash and cash equivalents	11,950	21,034	(8,967)	78,342
Cash and cash equivalents at beginning of period	64,492	64,375	85,409	7,067

Cash and cash equivalents at end of period	$76,442	$85,409	$76,442	$85,409

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF REVENUE TO NON-GAAP REVENUE AND

GROSS MARGIN TO NON-GAAP GROSS MARGIN

(dollars in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Gross revenue	$36,426	$22,386	$117,914	$75,522
Common stock warrant charge [1]	—	—	—	(2,500)

Net revenue	36,426	22,386	117,914	73,022
Cost of revenue	10,722	6,382	34,591	21,285

Gross profit	$25,704	$16,004	$83,323	$51,737

Gross margin	70.6%	71.5%	70.7%	70.9%

Net revenue	$36,426	$22,386	$117,914	$73,022
Adjustments to net revenue
Common stock warrant charge [1]	—	—	—	2,500
Adjustments to revenue [2]	293	—	1,440	—

Total adjustments to net revenue	293	—	1,440	2,500

Non-GAAP revenue	$36,719	$22,386	$119,354	$75,522

Cost of revenue	$10,722	$6,382	$34,591	$21,285
Adjustments to costs of revenue
Amortization of intangible assets	(305)	(32)	(964)	(128)
Stock based compensation and employer-related taxes	(356)	(421)	(1,669)	(597)

Total adjustments to cost of revenue	(661)	(453)	(2,633)	(725)

Non-GAAP costs of revenue	10,061	5,929	31,958	20,560

Non-GAAP gross profit	$26,658	$16,457	$87,396	$54,962

Non-GAAP gross margin	72.6%	73.5%	73.2%	72.8%

[1]	During the second quarter of 2011, we recorded a $2.5 million reduction of revenue associated with a common stock warrant to ADP.
[2]

Due to purchase accounting rules, upon acquisition, Cornerstone recorded an adjustment of $1.6 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Sonar Limited. As a result of this adjustment, $0.3 million and $1.4 million of revenue was not recognized during the three and twelve months ended December 31, 2012, respectively. Therefore, revenue is adjusted by an increase of $0.3 million and $1.4 million to arrive at non-GAAP revenue for the three and twelve months ended December 31, 2012, respectively.

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS AND NON-GAAP NET LOSS PER SHARE

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net loss	$(7,417)	$(4,956)	$(31,390)	$(63,900)
Adjustments to net loss
Common stock warrant charge	—	—	—	2,500
Stock-based compensation and employer-related payroll taxes	4,004	1,872	12,404	4,831
Acquisition related:
Adjustments to revenue [1]	293	—	1,440	—
Amortization of intangible assets	492	—	1,446	—
Acquisition costs	—	—	747	—
Adjustments to benefit (provision) for income taxes [2]	(302)	—	(964)	—
Change in fair value of preferred stock warrant liabilities	—	—	—	42,559
Withdrawn secondary offering expense	—	—	—	555
Other amortization costs and other expenses	64	70	358	748

Total adjustments to net loss	4,551	1,942	15,431	51,193

Non-GAAP net loss	$(2,866)	$(3,014)	$(15,959)	$(12,707)

Weighted-average common shares outstanding, basic and diluted	50,486	48,597	49,929	39,824

Non-GAAP net loss per share	$(0.06)	$(0.06)	$(0.32)	$(0.32)

[1]

As of December 31, 2012, approximately $0.3 million and $1.4 million in estimated revenues were not recognized during the three and twelve months ended December 31, 2012, respectively, due to purchase accounting rules.

[2]	Income tax effects related to acquisition related adjustments.

Cornerstone OnDemand, Inc.

CALCULATIONS OF BOOKINGS (DEFINED AS GROSS REVENUE PLUS CHANGE IN DEFERRED REVENUE)

(dollars in thousands)

(unaudited)

	Deferred Revenue Balance	Three Months Ended December 31, 2012
Gross revenue		$36,426
Deferred revenue at September 30, 2012	$72,622
Deferred revenue at December 31, 2012	92,252

Change in deferred revenue	19,630	19,630

Bookings		$56,056

	Deferred Revenue Balance	Three Months Ended December 31, 2011
Gross revenue		$22,386
Deferred revenue at September 30, 2011	$39,875
Deferred revenue at December 31, 2011	55,880

Change in deferred revenue	16,005	16,005

Bookings		$38,391

Percentage period-over-period increase in bookings for the three months ended December 31, 2012		46%

	Deferred Revenue Balance	Year Ended December 31, 2012
Gross revenue		$117,914
Deferred revenue at December 31, 2011	$55,880
Deferred revenue at December 31, 2012	92,252

Change in deferred revenue	36,372	36,372

Bookings		$154,286

	Deferred Revenue Balance	Year Ended December 31, 2011
Gross revenue		$75,522
Deferred revenue at December 31, 2010	$33,818
Deferred revenue at December 31, 2011	55,880

Change in deferred revenue	22,062	22,062

Bookings		$97,584

Percentage period-over-period increase in bookings for the year ended December 31, 2012		58%

Cornerstone OnDemand, Inc.

RECONCILIATIONS OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES

(in thousands)

(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net cash provided by operating activities	$14,088	$4,872	$10,295	$1,832
Payment of acquisition related costs	—	—	747	—
Payment of employer related taxes from stock-based compensation	95	329	198	329

Non-GAAP net cash provided by operating activities	$14,183	$5,201	$11,240	$2,161

Net cash (used in) provided by investing activities [1]	$(3,144)	$16,259	$(19,581)	$(3,885)
Net cash provided by financing activities	$974	$2	$311	$80,639

[1]	Includes purchases of property and equipment and capitalized software development costs.

Cornerstone OnDemand, Inc.

Investor Relations Contact:

Carolyn Bass, +1 (415) 445-3232

ir@csod.com

or

Media Contact:

Michelle Haworth, +1-310-752-0178

mhaworth@csod.com

Source: Cornerstone OnDemand